Exhibit 10.9

THIS AMENDMENT AGREEMENT is dated 10th August 2021 and made between:

(1)	INNOVATIVE EYEWEAR, INC., a corporation organised and existing under the State of Florida (“Company”); and

(2)	FRANK RESCIGNA with email rescigna@hotmail.com (“Consultant”).

IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement:

“Original Agreement” means the original consultancy agreement dated 5/1/21 between the Company and the Consultant.

1.2	Incorporation of defined terms
(a)	Unless a contrary indication appears, a term defined in the Original Agreement has the same meaning in this Agreement.

(b)	The principles of construction set out in the Original Agreement shall have effect as if set out in this Agreement.

1.3	Third party rights

A person who is not a party to this Agreement has no right to enforce or to enjoy the benefit of any term of this Agreement.

2.	AMENDMENT

In consideration of $1 to be payable by the Company to the Consultant then with effect from the date of the Original Agreement the Consulting fee section in the Original Agreement will be amended as set out below:

Quota & Bonus: Consultant will be provided a $50,000 bonus upon successful completion of the projected sales quota of $8,000,000. Consultant will also receive 100,000 vested stock options upon reaching quota. The exercise price for each stock option is $1 per share. Vested options may be exercised at any time while engaged by the Company or within 90 days following the last date Consultant is engaged by the Company. Based on the recent completed equity crowdfund, the approximately value of these options, if vested, based on the current valuation would be $100,000. Please note share price of Innovative Eyewear, Inc. may be worth more or less than the current valuation, over time, based upon Company performance, marketplace economic conditions and a wide variety of other factors.

3.	CONTINUITY

The provisions of the Original Agreement shall, save as amended by this Agreement, continue in full force and effect.

4.	COUNTERPARTS

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

5.	GOVERNING LAW

This Agreement and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with the State of Florida.

SIGNATURES

INNOVATIVE EYEWEAR, INC.

Officer

/s/ Harrison Gross

FRANK RESCIGNA

/s/ Frank Rescigna